Exhibit 99(a)

CONTACT:	Joseph C. Hete – President & CEO	CORPORATE INVESTOR RELATIONS
	145 Hunter Drive	5333 - 15TH AVENUE SOUTH, SUITE 1500
	Wilmington, OH 45177	SEATTLE, WA 98108
	937.382.5591	206.762.0993
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NEWS RELEASE

NLRB ADMINISTRATIVE LAW JUDGE STRIKES DOWN ALPA’S CLAIM FOR ABX AIR BUSINESS

WILMINGTON, OH – July 7, 2004 – ABX Air (OTC/BB: ABXA) announced today that an Administrative Law Judge for the National Labor Relations Board (NLRB) has found that the Air Line Pilots Association (ALPA) violated federal labor laws in seeking to require DHL Holdings, Inc. to direct its newly acquired subsidiary, Airborne, Inc., to cease implementing its Aircraft, Crew, Maintenance and Insurance (ACMI) contract with ABX Air.

On August 25, 2003, ABX Air intervened in a lawsuit filed in the United States District Court for the Southern District of New York by DHL Holdings and DHL Worldwide Express against ALPA, seeking a declaratory judgment that neither DHL entity is required to arbitrate a grievance filed by ALPA. The grievance sought to require DHL Holdings to direct its Airborne subsidiary to cease honoring its ACMI agreement with ABX Air on the grounds that DHL Worldwide Express is a legal successor to Astar Air Cargo, formerly DHL Airways. ALPA, the labor union representing Astar’s pilots, filed a counterclaim requesting injunctive relief, which included transferring all of Airborne’s freight being flown by ABX Air over to Astar. These proceedings were stayed last September, pending the NLRB’s processing of several unfair labor practice charges that ABX Air filed against ALPA on the grounds that the union’s grievance and counterclaim to compel arbitration violated the National Labor Relations Act.

The NLRB prosecuted ALPA on the unfair labor practice charges at a hearing held in March 2004. On July 2, 2004, Administrative Law Judge (ALJ) Joseph Gontram issued his decision finding that ALPA’s grievance and counterclaim violated the secondary boycott provisions of the National Labor Relations Act.

“While we have long believed that ALPA’s claim to the work being performed by ABX Air for Airborne was without merit, we nevertheless felt compelled to vigorously represent the interests of the company on behalf of our shareholders, employees and the communities in which we operate,” stated Joe Hete, President & CEO of ABX Air. “We will continue in our efforts to be the preferred airlift provider for DHL’s Airborne subsidiary.”

ALPA has the right to appeal the ALJ’s decision to the full NRLB and thereafter in federal court. The appeal process could take several years to complete.

ABX Air is a cargo airline with a fleet of 115 aircraft that operates out of Wilmington, Ohio, and 11 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air provides charter and maintenance services to a diverse group of customers. With approximately 7,000 employees, ABX is the largest employer in a several county area in southwestern Ohio.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements. These factors are contained from time to time in ABX Air’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended 2003, and our Quarterly Report on Form 10-Q for the period ended March 31, 2004. Readers should carefully review this release and should not place undue reliance on our forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this release. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.